Exhibit 99

   CDI CORP. REPORTS PROFITABLE THIRD QUARTER FINANCIAL RESULTS AND ANNOUNCES
                                    DIVIDEND

    PHILADELPHIA, Oct. 27 /PRNewswire-FirstCall/ -- CDI Corp. (NYSE: CDI) today reported earnings for the third quarter and announced a quarterly cash dividend.

    For the quarter ended September 30, 2005, the company reported net earnings of $4.2 million, or $0.21 per diluted share, on revenues of $290.5 million. The company also announced a quarterly dividend of $0.11 per share to be paid on November 23, 2005 to all shareholders of record as of November 9, 2005.

    "Our year-over-year operating performance demonstrated solid momentum as revenue increased by 10.4% and operating profits more than doubled," said President and Chief Executive Officer Roger H. Ballou. "Sequentially, revenue increased by 1.4% and operating profits increased by 10.6%. This momentum was constrained due to the impact of the Gulf Coast hurricanes which caused a loss of approximately $1.5 million in revenues and approximately $0.7 million in operating profits.

    "During the quarter, the company incurred approximately $0.7 million in start-up costs associated with a previously-announced major account win in our IT Services vertical which should produce profitable revenue growth in later quarters. The company also incurred an expense of $0.5 million to increase accruals recorded during 2004 for real estate exit costs in Business Solutions and Management Recruiters International."

    Business Segment Discussion

    The Business Solutions segment reported year-over-year revenue growth of 6.0% due to solid business momentum in the Process & Industrial vertical. Operating profits increased 43.4% vs. the comparable period last year in spite of the aforementioned impact of the hurricanes and the new account start-up expenses.

    U.K.-based AndersElite reported record revenues in the third quarter as revenues grew 13.7% on a year-over-year basis driven by continued demand for skilled contract and permanent professionals in the U.K. infrastructure marketplace. Operating profits more than tripled vs. the comparable period last year as the Anders' sales and recruitment organization continued to improve productivity.

    Todays Staffing third quarter revenues increased by 31.9% on a year-over-year basis reflecting a solid increase in demand. Operating profits more than doubled vs. the comparable period last year as sales personnel hired in 2004 continued to improve productivity.

    Management Recruiters International, Inc. (MRI) revenues increased 10.8% on a year-over-year basis as contract staffing revenues increased. Operating profits were down 5.7% vs. the comparable period last year due to a slowing rate of growth in its high margin royalty revenue and an increase in sales mix to less-profitable contract staffing revenue, as well as to an increase in headquarter staff investment.

    Sequential data for the business segments can be found in the attached tables.

    Corporate Summary

    CDI ended the quarter with approximately $12.3 million in cash and cash equivalents compared to $22.5 million at the end of the second quarter. Additionally, CDI ended the quarter with $6.1 million in short-term debt from a credit facility. Capital spending for the quarter increased to $5.7 million as the company continued development of a new recruitment software system and significantly increased office space to support engineering growth in the Process & Industrial vertical. The decline in cash is primarily due to higher working capital requirements driven by higher revenue run rates, new business ramp ups and timing of certain cash outlays including those for an executive relocation at MRI.

    "The combination of our cash generative business model and our opening cash balance is sufficient to support accelerating growth and anticipated capital spending in 2005," said Ballou. "We also have significant debt capacity if necessary to fund potential acquisitions."

    Business Outlook

    "While we are pleased with our robust organic revenue growth in the third quarter and the strong acceleration in operating profit margin to 2.4%, we are still targeting the company to, over time, achieve historical operating profit returns of 5%," said Ballou. "Looking ahead, we anticipate a 1-3% sequential revenue decline in the fourth quarter reflecting normal seasonality somewhat offset by a ramp-up of new account wins. We expect particular strength in the IT Services vertical and continued growth in demand in the petrochemical, chemical and aerospace industries. This would translate into revenue growth in our previously described range of 7-9% for the entire year.

    "We expect to see significant year-over-year revenue momentum as we exit the fourth quarter and continue to ramp up 2005 account wins in our IT Services and Process & Industrial verticals and as we maintain our revenue momentum at Anders. Our business model is sound and we should be able to generate low to mid-teen variable contribution margins on these incremental sales."

    Financial Tables Follow

    Conference Call/Webcast

    CDI Corp. will conduct a conference call at 11 a.m. (ET) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.cdicorp.com. An online replay will be available at http://www.cdicorp.com for 14 days after the call.

    Company Information

    CDI Corp. (NYSE: CDI) is a leading provider of engineering and information technology outsourcing solutions and professional staffing. Its operating units include CDI Business Solutions, CDI AndersElite Limited, Todays Staffing, Inc. and Management Recruiters International, Inc. Visit CDI at http://www.cdicorp.com.

    Safe Harbor Statement

    Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "could," "seeks," "approximately," "hopes," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Readers are urged to note the various risks and uncertainties described in our public filings. In particular, these risks and uncertainties include: competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry and changes in economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.

                           CDI CORP. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                                    Unaudited
                      (in thousands, except per share data)

                                              For the                             For the
                                         three months ended                  nine months ended
                               ---------------------------------------   -------------------------
                                     September 30,                             September 30,
                               -------------------------     June 30,    -------------------------
                                  2005          2004          2005          2005          2004
                               -----------   -----------   -----------   -----------   -----------
                                              As Restated                       As Restated
                                                (a)                                 (a)
Revenues                       $   290,530       263,152       286,411       842,860       783,978

Cost of services                   222,395       200,928       220,165       647,694       597,663

Gross profit                        68,135        62,224        66,246       195,166       186,315

Operating and
 administrative expenses            61,207        59,544        59,980       178,852       171,029

Gain on sale of asset                    -             -             -          (420)       (1,295)

Operating profit                     6,928         2,680         6,266        16,734        16,581

Interest income,
 net and other                         (45)          (39)          (99)         (291)         (443)

Earnings before
 income taxes                        6,973         2,719         6,365        17,025        17,024

Income tax expense                   2,800         1,012         2,367         6,540         5,825

Net earnings                   $     4,173         1,707         3,998        10,485        11,199

Diluted earnings
 per share:
Net earnings                   $      0.21          0.08          0.20          0.53          0.56

Diluted number of shares
 (000)                              19,972        19,975        19,871        19,907        20,004

                                    Sept. 30,      Dec. 31,      June 30,     Sept. 30,
                                      2005          2004          2005          2004
                                   -----------   -----------   -----------   -----------
                                                                             As Restated
                                                                                 (a)
Selected Balance Sheet Data:
Cash, cash equivalents
 and short-term
 investments                       $    12,284        32,716        22,455        34,188

Accounts receivable,
 net                               $   229,630       192,145       213,477       201,712

Current assets                     $   254,777       242,628       249,626       249,859

Total assets                       $   373,649       359,019       363,312       361,404

Current liabilities                $    95,959        83,623        88,192        84,320

Shareholders' equity               $   270,837       267,190       268,394       269,270

                                               For the                        For the
                                           three months ended            nine months ended
                                   ---------------------------------   ---------------------
                                       September 30,                       September 30,
                                   ---------------------    June 30,   ---------------------
                                     2005        2004        2005        2005        2004
                                   ---------   ---------   ---------   ---------   ---------
Selected Cash Flow Data:
Depreciation expense               $   2,547       2,411       2,526       7,610       7,250

Capital expenditures               $   5,682       1,948       4,000      12,195       5,054

Dividends paid (b)                 $   2,175      41,567       2,172       6,515      45,099

Free cash flow for the quarter
 ended September 30, 2005
 is shown below:

  Net cash flow used
   in operating
   activities                      $  (7,398)
  Less: capital
   expenditures                       (5,682)
  Less: dividend paid                 (2,175)
Free cash used for
 the quarter ended
 September 30, 2005                $ (15,255)

                                              For the                        For the
                                          three months ended             nine months ended
                                   ---------------------------------   ---------------------
                                       September 30,                       September 30,
                                   ---------------------    June 30,   ---------------------
                                     2005        2004        2005        2005        2004
                                   ---------   ---------   ---------   ---------   ---------
                                               As Restated                 As Restated
                                                   (a)                          (a)
Selected Earnings and
 Other Financial Data:
Revenues                           $ 290,530     263,152     286,411     842,860     783,978

Gross profit                       $  68,135      62,224      66,246     195,166     186,315

Gross profit margin                     23.5%       23.6%       23.1%       23.2%       23.8%

Operating and
 administrative expenses
 as a percentage of
 revenue                                21.1%       22.6%       20.9%       21.2%       21.8%

Corporate expenses                 $   4,458       4,655       4,043      12,691      11,455
Corporate expenses as a
 percentage of revenue                   1.5%        1.8%        1.4%        1.5%        1.5%

Operating profit margin                  2.4%        1.0%        2.2%        2.0%        2.0%

Effective income tax rate               40.2%       37.2%       37.2%       38.4%       34.2%

Pre-tax return on
 shareholders' equity -
 last twelve months (c)                  3.7%        8.7%        2.0%        N/A         N/A

                                              For the                        For the
                                          three months ended             nine months ended
                                   ---------------------------------   ---------------------
                                       September 30,                       September 30,
                                   ---------------------    June 30,   ---------------------
                                     2005        2004        2005        2005        2004
                                   ---------   ---------   ---------   ---------   ---------
                                               As Restated                 As Restated
                                                   (a)                          (a)
Selected Segment Data:
     Business Solutions
Revenues                           $ 187,518     176,833     186,508     551,025     528,920
Gross profit                          36,138      33,697      34,636     103,218     102,911
Gross profit margin                     19.3%       19.1%       18.6%       18.7%       19.5%

Operating profit                       5,002       3,489       3,753      12,091      14,412
Operating profit margin                  2.7%        2.0%        2.0%        2.2%        2.7%

        AndersElite

Revenues                           $  48,933      43,052      46,695     137,438     122,953
Gross profit                          12,294      10,635      11,687      34,522      30,398
Gross profit margin                     25.1%       24.7%       25.1%       25.1%       24.7%

Operating profit                       2,583         687       1,963       5,439       3,056
Operating profit margin                  5.3%        1.6%        4.2%        4.0%        2.5%

     Todays Staffing

Revenues                           $  38,418      29,131      37,795     109,419      90,255
Gross profit                           9,357       8,071       9,421      27,122      24,298
Gross profit margin                     24.4%       27.7%       24.9%       24.8%       26.9%

Operating profit                       1,237         440         839       1,892       1,730
Operating profit margin                  3.2%        1.5%        2.2%        1.7%        1.9%

     Management Recruiters
      International

Revenues                           $  15,661      14,136      15,413      44,978      41,850
Gross profit                          10,346       9,821      10,502      30,304      28,708
Gross profit margin                     66.1%       69.5%       68.2%       67.4%       68.6%

Operating profit (d)                   2,564       2,719       3,754       9,583       8,838
Operating profit margin                 16.4%       19.2%       24.4%       21.3%       21.1%


                                              For the                        For the
                                          three months ended             nine months ended
                                   ---------------------------------   ---------------------
                                       September 30,                       September 30,
                                   ---------------------    June 30,   ---------------------
                                     2005        2004        2005        2005        2004
                                   ---------   ---------   ---------   ---------   ---------
                                               As Restated                 As Restated
                                                   (a)                          (a)
Business Solutions
 Revenue by Vertical:

CDI Information
 Technology Services               $  67,097      70,689      65,536     196,417     213,065
CDI Process and
 Industrial                           85,286      70,392      87,055     252,017     204,928
CDI Aerospace                         20,782      21,686      20,666      61,566      66,743
CDI Government Services               12,025      12,134      11,228      34,574      37,660
CDI Life Sciences                      2,328       1,932       2,023       6,451       6,524

Total Business
 Solutions Revenue                 $ 187,518     176,833     186,508     551,025     528,920

(a) As disclosed previously in the Company's Form 10-K for 2004, CDI restated its earnings for the first three quarters of 2004 for adjustments impacting its Business Solutions segment.

(b) The three and nine months ended September 30, 2004 included a special dividend of $2.00 per share or $39.4 million.

(c) Current quarter combined with the three preceding quarters earnings or
(loss) from operations before income taxes divided by the average shareholders' equity.

(d) The nine months operating profits in 2004 include a $1.3 million gain from the sale of an MRI company-owned office.

SOURCE  CDI Corp.

    -0-                             10/27/2005
    /CONTACT: Vincent Webb, Vice President, Corporate Communications & Marketing, +1-215-636-1240, Vince.Webb@cdicorp.com orJohn Fanelli, Vice President andChief Accounting Officer, +1-215-282-8180,
John.Fanelli@cdicorp.com, both of CDI Corp./ /First Call Analyst: /
    /FCMN Contact: vince.webb@cdicorp.com /
    /Web site:  http://www.cdicorp.com /
    (CDI)